                                  EXHIBIT 11



                STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

                                                   Year Ended
                                                  March 31, 1998
                                              ---------------------
                                                           Earnings
                                                Shares    Per Share
                                              ----------  ---------
 Basic Weighted average shares outstanding     1,170,402    $1.41
                                               =========    =====

Diluted
 Average shares outstanding                    1,170,402
 Common Stock equivalents                         53,305
                                               ---------
                                               1,223,707    $1.35
                                               =========    =====

                                                   Year Ended
                                                  March 31, 1998
                                              ---------------------
                                                           Earnings
                                                Shares    Per Share
                                              ----------  ---------
 Basic Weighted average shares outstanding     1,223,052    $0.83
                                               =========    =====

Diluted
 Average shares outstanding                    1,223,052
 Common Stock equivalents                         34,775
                                               ---------
                                               1,257,827    $0.81
                                               =========    =====

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